                                                                    EXHIBIT 4.6

================================================================================
PIONEER FINANCIAL SERVICES

$2,000,000.00 And Interest                                     AUGUST 1, 2000
-------------                                                  --------------

On Demand, for value received, PIONEER FINANCIAL SERVICES, a Missouri
Corporation, promises to pay to PIONEER FINANCIAL INDUSTRIES, INC. (hereinafter called "Bank") or to its order, at its main office, the principal sum of the lesser of (i) TWO MILLION AND NO/100 Dollars or (ii) the unpaid principal amount of all advances made by Bank, together with interest on all principal amounts outstanding hereunder from time to time, from date(s) of disbursement(s) until paid, at the rate of INDEX RATE (Prime rate plus 2.00 points) percent per annum, adjusted daily, with all accrued interest payable monthly. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the principal sum stated
above is outstanding, the undersigned, may from time to time until maturity receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this note; and
provided further, that each and every disbursement made under this Revolving
Promissory Note shall be at the Bank's sole discretion. All advances made by
Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of Disbursements and Payments of Principal listed below or on the grid attached hereto which is incorporated herein and made a part of this Revolving Promissory Note and Bank is hereby unilaterally authorized to make such notations thereon. The amounts recorded shall be prima facie evidence of the outstanding principal balance of the Revolving Promissory Note.

Demand, for payment, notice of nonpayment, protest, and notice of dishonor are hereby waived by all who are or shall become parties to this instrument. Any failure by the holder hereof to, exercise any rights hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

                                     PIONEER FINANCIAL SERVICES
                                     A MISSOURI Corporation

                                           /S/ ILLEGIBLE
                                     By
                                       -----------------------------------------
                                                 PRESIDENT
================================================================================

               SCHEDULE OF DISBURSEMENTS AND PAYMENTS OF PRINCIPAL

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------
     Date            Date        Interest    Interest Paid     Amount of        Amount of       Unpaid Principal      Disbursement
                   Interest        Rate                        Principal        Principal            Balance           Approved By
                   Paid To                                   Disbursement        Payment

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------

--------------- --------------- ------------ -------------- ---------------- ---------------- ---------------------- ----------------